UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2024

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

755 Main Street, Building 4, Suite 3

Monroe, Connecticut 06468

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (484) 800-9154

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	EAST	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 22 and November 25, 2024, Eastside Distilling, Inc. (“Eastside”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with four accredited investors (the “Investors”) for the sale by Eastside of units of securities consisting of a total of 686,273 shares (the “Shares”) of Eastside’s common stock, par value $0.0001 per share, and Redeemable Common Stock Purchase Warrants to purchase a total of 343,313 shares of common stock (the “Warrants”) in a registered direct offering (the “Offering”) at a purchase price of $510 for each “Unit” consisting of 1,000 Shares and a Warrant to purchase 500 Shares. The gross proceeds to Eastside from the Offering were $350,000, before deducting the expenses of the Offering.

Each Warrant is exercisable to purchase Shares at a price per share of $0.65 (as adjusted equitably from time to time in accordance with the terms thereof). In lieu of making the cash payment otherwise contemplated to be made upon exercise of the Warrant, the Holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a cashless exercise formula set forth in the Warrant. The Warrants may be exercised after the shareholders of Eastside approve an increase in the authorized shares of Eastside common stock (the “Shareholder Approval”). The Holder’s ability to exercise a Warrant will terminate on the later of (a) the third anniversary of the issue date for the Warrant or (b) the first anniversary of the Shareholder Approval. The holder of a Warrant is prohibited from exercising such warrants to the extent that such exercise would result in the number of shares of common stock beneficially owned by such holder and its affiliates exceeding 4.99% or 9.99% (at the election of the Investor) of the total number of shares of common stock outstanding immediately after giving effect to the exercise. If the market price of Eastside common stock exceeds 175% of the Warrant exercise price for a period of 20 consecutive trading days, Eastside Distilling may call the Warrants for redemption at a nominal sum in twenty days, during which period the Holders may exercise the Warrants.

The Offering of the Units was made pursuant to a shelf registration statement on Form S-3 (File No. 333-282095) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on October 2, 2024.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
4.1	Form of Warrant
104	Cover page interactive data file (embedded within the iXBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2024

EASTSIDE DISTILLING, INC.

By:	/s/ Geoffrey Gwin
Geoffrey Gwin
Chief Executive Officer

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